UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 20, 2011

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 120 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On July 20, 2011, RealD Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to Amended and Restated Real D System License Agreement (U.S. 2009), by and between the Company and Cinemark USA, Inc. (“Cinemark”), to amend that certain Amended and Restated REAL D System License Agreement (U.S. 2009), dated as of May 19, 2009, by and between the Company and Cinemark.  Among other things, the Amendment provides for revised terms in respect of amount and reporting of payment, number and locations of screens and duration.

Item 8.01.             Other Events.

On July 21, 2011, RealD issued a press release reporting that RealD had agreed with Cinemark to expand the number of RealD-enabled screens across the Cinemark theater circuit.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1+	First Amendment to Amended and Restated Real D System License Agreement (U.S. 2009), dated as of July 20, 2011, by and between RealD Inc. and Cinemark USA, Inc.
99.1

Press release, dated July 21, 2011, entitled “RealD and Cinemark Agree to 1,500 Additional RealD 3D-Enabled Screens — Pact Doubles Existing Commitment for a Total Deployment of Up to 3,000 RealD 3D-Enabled Screens”.

+             Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary
Date: July 21, 2011